UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 27, 2015 (February 24, 2015)

Tallgrass Energy Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-35917	46-1972941
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4200 W. 115th Street, Suite 350 Leawood, Kansas	66211
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 928-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

Underwriting Agreement

On February 24, 2015, Tallgrass Energy Partners, LP (“Partnership”) entered into an Underwriting Agreement (“Underwriting Agreement”) by and between the Partnership, on the one hand, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc., on the other hand, as representatives of the several underwriters named in Schedule I thereto (“Underwriters”), providing for the offer and sale by the Partnership (“Offering”), and purchase by the Underwriters, of 10,000,000 common units representing limited partner interests in the Partnership (“Common Units”) at a price to the public of $50.82 per Common Unit. Pursuant to the Underwriting Agreement, the Partnership also granted the Underwriters an option for a period of 30 days to purchase up to an additional 1,500,000 Common Units (“Option Units”), on the same terms.

The Offering is registered under the Securities Act of 1933, as amended (“Securities Act”), pursuant to a shelf registration statement on Form S-3 (Registration No. 333-196454) (“Registration Statement”), which was declared effective by the Securities and Exchange Commission on June 12, 2014. The Offering was made under the prospectus supplement dated February 24, 2015 (“Prospectus Supplement”), and the accompanying prospectus, dated June 12, 2014, constituting a part of the Registration Statement.

The Underwriting Agreement contains customary representations, warranties and agreements of the Partnership, and customary conditions to closing, obligations of the parties and termination provisions. The Partnership has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering closed on February 27, 2015, and the Partnership received net proceeds from the sale of Common Units in the Offering of approximately $492.6 million, after deducting underwriting discounts and commissions and estimated expenses.

As more fully described under the caption “Underwriting” in the Prospectus Supplement, certain of the Underwriters and their affiliates have engaged, and may in the future engage, in commercial banking, investment banking and advisory services for the Partnership and its respective affiliates from time to time in the ordinary course of their business for which they have received customary fees and reimbursement of expenses.

The foregoing description and the description contained in the Prospectus Supplement are not complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference. Legal opinions relating to the Common Units are included as Exhibits 5.1 and 8.1 to this Current Report.

Item 8.01. Other Events

On February 24, 2015, the Partnership issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION

1.1	Underwriting Agreement, dated as of February 24, 2015, by and between the Partnership and the Underwriters named therein.

5.1	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered.

8.1	Opinion of Baker Botts L.L.P. relating to tax matters.

99.1	Press Release, dated February 24, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALLGRASS ENERGY PARTNERS, LP

By:	Tallgrass MLP GP, LLC,
its general partner

By:	/s/ David G. Dehaemers, Jr.
David G. Dehaemers, Jr.
President and Chief Executive Officer

Date: February 27, 2015

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

1.1	Underwriting Agreement, dated as of February 24, 2015, by and between the Partnership and the Underwriters named therein.

5.1	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered.

8.1	Opinion of Baker Botts L.L.P. relating to tax matters.

99.1	Press Release, dated February 24, 2015.